UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2006

SOLAR  ENERTECH CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-120926	98-0434357
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

1600 Adams Drive
Menlo Park, CA 94025
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (650) 688-5800

Safer Residence Corporation
Unit #64044 – 528B Clarke Road
Coquitlam, British Columbia,
Canada V3J 7V6
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

          Not Applicable

Item 2.01. Completion of Acquisition or Disposition of Assets.

          The Company completed a report on Form 8-K on dated March 6, 2006 in which it indicated that Leo Shi Young had been appointed Director, President and CEO and Fang (Frank) Xie had been appointed as a director.

          The other directors and officers of the Company resigned leaving Mr. Young and Mr. Xie as the only two directors. Concurrent with their appointment, Mr. Young and Mr. Xie acquired an option to purchase a total of 37.5 million shares of common stock of the Company (36 million and 1.5 million respectively) from the former President of the Company, Jean Blanchard for nominal consideration. These shares represent collectively approximately 50% of the 73,700,012 shares of common stock outstanding (which figure includes 1,000,000 shares of common stock issued in the previous week, see “Recent Sales of Unregistered Securities)

          The appointments of Mr. Young and Mr. Xie coincided with the decision of the Company to pursue a new business, that of manufacturing solar or “photovoltaic” (“PV”) cells and related business in the PV industry or solar industry.

          The Company is electing to file this report on Form 8-K to describe its business operations in the solar business or PV industry to date, to provide some basic information about its new management and to provide some basic information about the solar business or PV industry to shareholders, to caution them about the risks inherent in the Company’s new solar business or PV industry business and to summarize some of the Company’s progress to date.

          This report on Form 8-K contains much of the information which would be included in a registration statement on Form 10-KSB although the Company still has assets (comprised of video equipment related to its former business relating to residential security alarms) and is not certain whether or not it has been at any time a “shell company” within the meaning of SEC Release Nos. 33-8587, 34-5028 and would thus be subject to the requirement to file a report on Form 8-K with substantially similar disclosure to that which would be contained in a Form 10-KSB.

Except for historical information contained herein, the statements in this Report on Form 8-K may be forward looking statements. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the Company’s actual results in future periods to differ materially from forecasted results, from Company’s plan of operations or from any milestones and product development plans the Company and its management may have. Readers should carefully review the “Risk Factors” contained in this Report on Form 8-K as well as the special note on forward looking statements.

Description of Business and Properties

Until March of 2006, the Company was engaged in the business of trying to market residential alarm / security systems. In March of 2006, Mr. Leo Shi Young was appointed as President and Chief Executive Officer of the Company with the intention of managing the Company and establishing it in the solar cell industry.

The Company intends to manufacture, distribute and sell PV or photovoltaic cells and modules commonly referred to as “solar cells”. These PV cells or modules are comprised of silicon wafers and other materials which vary in size and composition depending upon the application they are used in.

In May of 2006, the Company succeeded in selling a total of 1,000,000 shares of common stock for proceeds of $1,000,000, funds which have allowed it to recently formally lease a 42,000 square foot manufacturing facility in Shanghai, China and which have also allowed it to begin employing a number of personnel in furtherance of developing its solar cell business.

In May of 2006, with the completion of the $1,000,000 offering, the Company has been able to complete a purchase of oven equipment for its manufacturing facility and has also secured the services of a number of personnel it believes will aid it in developing its business.

The Company’s business is at a development stage at this time (see “Plan of Operations” below).

RISK FACTORS

An investment in our shares involves significant risks. You should carefully consider the risks described below and the other information in this report on Form 8K. If any of the following risks actually occur, our business, prospects, financial condition and results of operations could be materially harmed, the trading price of our shares could decline and you could lose all or part of your investment if you are a holder of our securities.

Risks Related to Our Company and Our Industry

Our limited operating history may not serve as an adequate basis to judge our future prospects and results of operations.

We have a limited operating history. As such, our historical operating results may not provide a meaningful basis for evaluating our business, financial performance and prospects. We may not be able to achieve a similar growth rate in future periods. Accordingly, you should not rely on our results of operations for any prior periods as an indication of our future performance.

We have incurred losses in prior periods and may incur losses in the future.

We incurred a net loss in all prior financial periods and we have not yet completed a financial quarter or year as a solar industry company. We expect our operating expenses to increase as we expand our operations. Our ability to maintain profitability depends on the growth rate of the PV (photovoltaic or solar power) market, the continued market acceptance of PV products, the competitiveness of products and services as well as our ability to provide new products and services to meet the demands of our customers.

Failure to obtain sufficient quantities of silicon and silicon wafers could decrease our revenues and limit our ability to expand as planned.

Silicon wafers are the most important raw materials for making PV products. To maintain competitive manufacturing operations, we will depend on our suppliers’ timely delivery of quality silicon wafers in sufficient quantities and at acceptable prices. Silicon wafer suppliers, in turn, depend on silicon manufacturers to supply silicon required for the production of silicon wafers. The significant growth of the PV industry has resulted in a significant increase in demand for silicon and silicon wafers, and some producers have, from time to time, experienced late delivery and supply shortages. In particular, some suppliers of silicon also supply to silicon wafer manufacturers for the semiconductor industry, which typically have greater buying power and market influence than manufacturers for the PV industry. As a result, increases in the demand for silicon from the semiconductor industry may in the future result in late deliveries or supply shortages with respect to the specialized silicon that silicon wafer suppliers need as raw materials. This could result in our reducing manufacturing output, assuming that manufacturing commences, delayed or missed shipments, damaged customer relationships and decreased revenues.

We may not be able to manage our expansion of operations effectively.

We announced an entrance into the PV industry or solar industry in March 2006. We anticipate significant continued expansion of our business to address growth in demand for our PV products and services, as well as to capture market opportunities. To manage the potential growth of our operations, we will be required to improve our operational and financial systems, procedures and controls, create manufacturing capacity and output, and hire, expand, train and manage an employee base. Furthermore, our management will be required to create, maintain and expand relationships with our customers, suppliers and other third parties. We cannot assure you that our current and planned operations, personnel, systems, internal procedures and controls will be adequate to support future growth, if such growth occurs. If we are unable to manage our growth effectively, we may not be able to take advantage of market opportunities, execute our business strategies or respond to competitive pressures.

If PV technology is not suitable for widespread adoption, or sufficient demand for PV products does not develop or takes longer to develop than we anticipated, sales may not develop or continue to increase or may even decline, and we may be unable to sustain profitability.

The PV market is at a relatively early stage of development and the extent to which PV products will be widely adopted is uncertain. Market data in the PV industry are not as readily available as those in other more established industries where trends can be assessed more reliably from data gathered over a longer period of time. If PV technology proves unsuitable for widespread adoption or if demand for PV products fails to develop sufficiently, we may not be able to grow our business or generate sufficient revenues to sustain profitability. In addition, demand for PV products in targeted markets, including China, may not develop or may develop to a lesser extent than we anticipated. Many factors may affect the viability of widespread adoption of PV technology and demand for PV products, including:

  cost-effectiveness of PV products compared to conventional and other non-solar energy sources and products;

  performance and reliability of PV products compared to conventional and other non- solar energy sources and products;

  availability of government subsidies and incentives to support the development of the PV industry;

  success of other alternative energy generation technologies, such as fuel cells, wind power and biomass;

  fluctuations in economic and market conditions that affect the viability of conventional and non-solar alternative energy sources, such as increases or decreases in the prices of oil and other fossil fuels;

  capital expenditures by end users of PV products, which tend to decrease when economy slows down; and

  deregulation of the electric power industry and broader energy industry.

We face intense competition from other companies producing solar energy and other renewable energy products.

The PV market is intensely competitive and rapidly evolving. According to Photon International’s survey in March 2005, as of the end of 2004, approximately 90 companies in the world produced PV cells and approximately 130 companies produced PV modules. Many of our competitors have established more prominent market positions, and if we fail to attract and retain customers and establish successful distribution networks in our target markets for our anticipated products, we will be unable to create or increase our sales. Our competitors include PV divisions of large conglomerates such as BP, Royal Dutch Shell and Sharp Corporation, specialized cell and module manufacturers such as Q-Cells, as well as integrated manufacturers of PV products such as SolarWorld AG. Some of our competitors have also become vertically integrated, from upstream silicon wafer manufacturing to PV system integration. We expect to compete with future entrants to the PV market that offer new technological solutions. We may also face competition from semiconductor manufacturers, a few of which have already announced their intention to start production of PV cells. Many of our competitors are developing or currently producing products based on new PV technologies, including amorphous silicon, ribbon, sheet and nano technologies, which they believe will ultimately cost the same as or less than crystalline silicon technologies similar to ours. In addition, the entire PV industry also faces competition from conventional and non-solar renewable energy technologies. Due to the relatively high manufacturing costs compared to most other energy sources, solar energy is generally not competitive without government incentive programs.

Many of our existing and potential competitors have substantially greater financial, technical, manufacturing and other resources than we do. Our competitors’ greater size in some cases provides them with a competitive advantage with respect to manufacturing costs because of their economies of scale and their ability to purchase raw materials at lower prices. For example, those of our competitors that also manufacture semiconductors may source both semiconductor grade silicon wafers and solar grade silicon wafers from the same supplier. As a result, those competitors may have stronger bargaining power with the supplier and have an advantage over us in negotiating favorable pricing, as well as securing silicon wafer supplies at times of shortages. Many of our competitors also have greater brand name recognition, more established distribution networks and larger customer bases. In addition, many of our competitors have well-established relationships with our current and potential distributors and have extensive knowledge of our target markets. As a result, they may be able to devote greater resources to the research, development, promotion and sale of their products or respond more quickly to evolving industry standards and changes in market conditions than we can. Our failure to adapt to changing market conditions and to compete successfully with existing or new competitors may materially and adversely affect our financial condition and results of operations.

Our failure to refine technology and develop and introduce new PV products could render our anticipated products uncompetitive or obsolete, and reduce our sales and market share, should we develop sales or market share.

The PV industry is rapidly evolving and competitive. We will need to invest significant financial resources in research and development to keep pace with technological advances in the PV industry and to effectively compete in the future. However, research and development activities are inherently uncertain, and we might encounter practical difficulties in commercializing our research results. Our significant expenditures on research and development may not reap corresponding benefits. A variety of competing PV technologies that other companies may develop could prove to be more cost-effective and have better performance than our PV products. Therefore, our development efforts may be rendered obsolete by the technological advances of others. Breakthroughs in PV technologies that do not use crystalline silicon could mean that companies such as us that rely entirely on crystalline silicon would encounter a sudden, sharp drop in sales. Our failure to further refine our technology and develop and introduce new PV products could render our anticipated products uncompetitive or obsolete, and result in a decline in our market share. We do not have the working capital, at this time, to make a significant investment in research and development activities although we have hired personnel in the days prior to this filing who have significant industry and PV expertise.

Our future success substantially depends on our ability to develop manufacturing capacity and output. Our ability to achieve our expansion goals is subject to a number of risks and uncertainties.

Our future success depends on our ability to significantly develop manufacturing capacity and output. If we are unable to do so, we may be unable to expand our business, decrease our costs per watt, maintain our competitive position and improve profitability. Our ability to establish manufacturing capacity and increase output is subject to significant risks and uncertainties, including:

  the need to raise significant additional funds to purchase and prepay for raw materials or to buy equipment for our recently secured manufacturing facilities, which we may be unable to obtain on reasonable terms or at all;

  delays and cost overruns as a result of a number of factors, many of which may be beyond our control, such as increases in raw materials prices and problems with manufacturing equipment vendors;
  delays or denial of required approvals by relevant government authorities;
  diversion of significant management attention and other resources; and
  failure to execute our plan of operations effectively.

If we are unable to establish or successfully operate manufacturing capacity or to increase manufacturing output, or if we encounter any of the risks described above, we may be unable to expand our business as planned. Moreover, we cannot assure you that if we do establish or expand our manufacturing capacity and output we will be able to generate sufficient customer demand for our PV products to support production levels.

Our costs and expenses may increase as a result of entering into fixed price, prepaid arrangements with our suppliers.

We plan to secure our supply of silicon and silicon wafers increasingly through fixed-price, prepaid supply arrangements with both overseas and domestic suppliers. If the prices of silicon or silicon wafers were to decrease in the future and we were locked into fixed price, prepaid arrangements, we may not be able to adjust our materials costs and thus, our cost of revenues will be negatively affected. Additionally, if demand for PV products decreases, we may incur costs associated with carrying excess materials, which may have a material adverse effect on our operating expenses. To the extent we are not able to pass these increased costs and expenses to our customers, our business, results of operations and financial condition may be materially and adversely affected.

Our dependence on a limited number of third-party suppliers for key raw materials and customized manufacturing equipment could prevent us from timely delivering our anticipated products to our customers in the required quantities, which could result in order cancellations and decreased revenues.

If we fail to develop or maintain our relationships with suppliers, we may be unable to manufacture our anticipated products or our anticipated products may be available at a higher cost or after a long delay, and we could be prevented from delivering our anticipated products to potential customers in the required quantities and at prices that are profitable. Problems of this kind could cause us to experience order cancellations and loss of market share. The failure of a supplier to supply materials and components that meet quality, quantity and cost requirements in a timely manner could impair our ability to manufacture products or increase our expected costs, particularly if we are unable to obtain these materials and components from alternative sources on a timely basis or on commercially reasonable terms.

Our dependence on a limited number of customers may cause significant fluctuations or declines in our revenues.

As we develop our business, we will likely have a limited number of customers initially and will be dependent on these customers for our continued operations. We anticipate that our dependence on a limited number of customers will continue for the foreseeable future. Consequently, any one of the following events may cause material fluctuations or declines in our revenues and have a material adverse effect on our results of operations:

  reduction, delay or cancellation of orders from one or more significant customers;

  selection by one or more significant distributor customers of products competitive with ours;

  loss of one or more significant customers and failure to identify additional or replacement customers; and

  failure of any significant customers to make timely payment for products.

We face risks associated with the marketing, distribution and sale of PV products internationally, and if we are unable to effectively manage these risks, they could impair our ability to expand our business abroad.

We hope to market PV products outside of China. The marketing, international distribution and sale of PV products would expose us to a number of risks, including:

  fluctuations in currency exchange rates;

  difficulty in engaging and retaining distributors who are knowledgeable about and, can function effectively in, overseas markets;

  increased costs associated with maintaining marketing efforts in various countries;

  difficulty and cost relating to compliance with the different commercial and legal requirements of the overseas markets in which we offer our anticipated products;

  inability to obtain, maintain or enforce intellectual property rights; and

  trade barriers such as export requirements, tariffs, taxes and other restrictions and expenses, which could increase the prices of our anticipated products and make us less competitive in some countries.

Our business depends substantially on the continuing efforts of our executive officers and our ability to maintain a skilled labor force, and our business may be severely disrupted if we lose their services.

Our future success depends substantially on the continued services of our executive officer, especially Leo Shi Young, our President and chief executive officer, and Mr. Frank Fang Xie, our other director. We do not maintain key man life insurance on our executive officer. If our executive officer is unable or unwilling to continue in his present positions, we may not be able to replace him readily, if at all. Therefore, our business may be severely disrupted, and we may incur additional expenses to recruit and retain new officers. Our executive officer has entered into an employment agreement with the Company, which contains confidentiality and non-competition provisions. However, we cannot assure you the extent to which any of these agreements could be enforced in China, where our executive officer resides and hold some assets. See “—Risks Related to Doing Business in China— Uncertainties with respect to the PRC legal system could have a material adverse effect on us.”

If we are unable to attract, train and retain technical personnel, our business may be materially and adversely affected.

Our future success depends, to a significant extent, on our ability to attract, train and retain technical personnel. Recruiting and retaining capable personnel, particularly those with expertise in the PV industry, are vital to our success. There is substantial competition for qualified technical personnel, and there can be no assurance that we will be able to attract or retain our technical personnel. If we are unable to attract and retain qualified employees, our business may be materially and adversely affected.

We may be exposed to infringement or misappropriation claims by third parties, which, if determined adversely to us, could cause us to pay significant damage awards.

Our success also depends largely on our ability to use and develop our technology and knowhow without infringing the intellectual property rights of third parties. The validity and scope of claims relating to PV technology patents involve complex scientific, legal and factual questions and analysis and, therefore, may be highly uncertain. We may be subject to litigation involving claims of patent infringement or violation of intellectual property rights of third parties. The defense and prosecution of intellectual property suits, patent opposition proceedings and related legal and administrative proceedings can be both costly and time consuming and may significantly divert the efforts and resources of our technical and management personnel. An adverse determination in any such litigation or proceedings to which we may become a party could subject us to significant liability to third parties, require us to seek licenses from third parties, to pay ongoing royalties, or to redesign our anticipated products or subject us to injunctions prohibiting the manufacture and sale of our anticipated products or the use of our technologies. Protracted litigation could also result in our customers or potential customers deferring or limiting their purchase or use of our anticipated products until resolution of such litigation.

Fluctuations in exchange rates could adversely affect our business.

Our financial statements are expressed in U.S. dollars but our functional currency is likely to be Renminbi. Our results may be affected by the foreign exchange rate between U.S. dollars and Renminbi. To the extent we hold assets denominated in U.S. dollars, any appreciation of the Renminbi against the U.S. dollar could result in a change to our income statement and a reduction in the value of our U.S. dollar denominated assets. On the other hand, a decline in the value of Renminbi against the U.S. dollar could reduce the U.S. dollar equivalent amounts of our financial results which may have a material adverse effect on the prices of our shares.

We have limited insurance coverage and may incur losses resulting from product liability claims or business interruptions.

We anticipate we will be exposed to risks associated with product liability claims in the event that the use of the PV products we hope to sell results in injury. Since our anticipated products will be electricity producing devices, it is possible that users could be injured or killed by our anticipated products, whether by product malfunctions, defects, improper installation or other causes. We have not commenced commercial shipment of products and, due to the resulting limited historical experience, we are unable to predict whether product liability claims will be brought against us in the future or the effect of any resulting adverse publicity on our business. Moreover, we do not have any product liability insurance and may not have adequate resources to satisfy a judgment in the event of a successful claim against us. The successful assertion of product liability claims against us could result in potentially significant monetary damages and require us to make significant payments. In addition, as the insurance industry in China is still in an early stage of development, business interruption insurance available in China offers limited coverage compared to that offered in many other countries. We do not have any business interruption insurance. Any business disruption or natural disaster could result in substantial costs and diversion of resources.

Our existing shareholders have substantial influence over our company and their interests may not be aligned with the interests of our other shareholders.

The Company’s President, Leo Shi Young, has substantial or complete influence over our business, including decisions regarding mergers, consolidations and the sale of all or substantially all of our assets, election of directors and other significant corporate actions. He has the right to purchase 36,000,000 shares of our common stock from the previous President and CEO, Jean Blanchard for nominal consideration. This represents approximately half of the issued and outstanding shares of the Company.

If we grant employee share options and other share-based compensation in the future, our net income could be adversely affected.

The Company may grant share purchase options to employees in the future although it does not have a share based compensation plan in place as of today. If the Company does this, it will account for options granted to our directors and employees in accordance with Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees,” or APB 25, and its related interpretations, which require us to recognize compensation expenses for share options we grant where the exercise price is less than the deemed fair value of our ordinary shares on the date of the grant. However, the Financial Accounting Standards Board, or the FASB, has issued Statement No. 123 (Revised 2004), “Share-Based Payments,” or SFAS 123R, which requires all companies to recognize, as an expense, the fair value of share options and other share-based compensation to employees at the beginning of the first annual or interim period after June 15, 2005. As a result, beginning on January 1, 2006, we will have to account for compensation costs for all share options including share options granted to our directors and employees using a fair-value based method and recognize expenses in our consolidated statement of operations in accordance with the relevant rules under U.S. GAAP, which may have a material and adverse effect on our reported earnings. If we try to avoid incurring these compensation costs, we may not be able to attract and retain key personnel, as share options are an important employee recruitment and retention tool. If we grant employee share options or other share-based compensation in the future, our net income could be adversely affected.

Risks Related to Doing Business in China

Adverse changes in political and economic policies of the PRC government could have a material adverse effect on the overall economic growth of China, which could reduce the demand for our anticipated products and materially and adversely affect our competitive position.

All of our business operations are conducted in China and some of our sales are likely to be made in China, although we are in the process of attempting to establish US distribution for our future products. Accordingly, our business, financial condition, results of operations and prospects are affected significantly by economic, political and legal developments in China. The Chinese economy differs from the economies of most developed countries in many respects, including:

  the amount of government involvement;

  the level of development;

  the growth rate;

  the control of foreign exchange; and

  the allocation of resources.

While the Chinese economy has grown significantly in the past 20 years, the growth has been uneven, both geographically and among various sectors of the economy. The PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures benefit the overall Chinese economy, but may also have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations that are applicable to us.

The Chinese economy has been transitioning from a planned economy to a more market-oriented economy. Although in recent years the PRC government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of sound corporate governance in business enterprises, a substantial portion of the productive assets in China is still owned by the PRC government. The continued control of these assets and other aspects of the national economy by the PRC government could materially and adversely affect our business. The PRC government also exercises significant control over Chinese economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. Efforts by the PRC government to slow the pace of growth of the Chinese economy could result in decreased capital expenditure by solar energy users, which in turn could reduce demand for our anticipated products.

     Any adverse change in the economic conditions or government policies in China could have a material adverse effect on the overall economic growth and the level of renewable energy investments and expenditures in China, which in turn could lead to a reduction in demand for our anticipated products and consequently have a material adverse effect on our businesses.

Uncertainties with respect to the Chinese legal system could have a material adverse effect on us.

We plan to conduct substantially all of our business through a subsidiary which is in the process of being established in China. This subsidiary will be generally subject to laws and regulations applicable to foreign investment in China and, in particular, laws applicable to wholly foreign-owned enterprises. The PRC legal system is based on written statutes. Prior court decisions may be cited for reference but have limited precedential value. Since 1979, PRC legislation and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China. However, since these laws and regulations are relatively new and the PRC legal system continues to rapidly evolve, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involve uncertainties, which may limit legal protections available to us. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention.

Restrictions on currency exchange may limit our ability to receive and use our revenues effectively.

Foreign exchange transactions by company’s under China’s capital account continue to be subject to significant foreign exchange controls and require the approval of PRC governmental authorities, including the SAFE.

Risks Relating to an Investment in our Securities

The market price for our shares may be volatile.

As we are a development stage company, the market price for our shares is likely to be highly volatile and subject to wide fluctuations in response to factors including the following:

  Announcements of technological or competitive developments;

  regulatory developments in our target markets affecting us, our customers or our competitors;

  Announcements regarding patent litigation or the issuance of patents to us or our competitors;

  Announcements of studies and reports relating to the conversion efficiencies of our anticipated products or those of our competitors;

  actual or anticipated fluctuations in our quarterly operating results;

  changes in financial estimates by securities research analysts;

  changes in the economic performance or market valuations of other PV – solar industry companies;

  addition or departure of our executive officers and key personnel;

  release or expiry of resale restrictions on other outstanding common shares; and

  sales or perceived sales of additional shares to raise working capital.

In addition, the securities market has from time to time experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. These market fluctuations may also have a material adverse effect on the market price of our shares.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This report on Form 8K contains forward-looking statements, in particular in our Plan of Operations, that relate to our current expectations and views of future events. These statements relate to events that involve known and unknown risks, uncertainties and other factors, including those listed under “Risk Factors,” which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements.

In some cases, these forward-looking statements can be identified by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan or planned” “believe,” “potential,” “continue,” “is/are likely to”, “hope” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include, among other things, statements relating to:

  our expectations regarding the worldwide demand for electricity and the market for solar energy;

  our beliefs regarding the effects of environmental regulation, lack of infrastructure reliability and long-term fossil fuel supply constraints;

  our beliefs regarding the inability of traditional fossil fuel-based generation technologies to meet the demand for electricity;

  our beliefs regarding the importance of environmentally friendly power generation;

  our expectations regarding governmental support for the deployment of solar energy;

  our beliefs regarding the acceleration of adoption of solar technologies;

  our beliefs regarding the competitiveness of PV products;

  our expectations regarding the creation and development of our manufacturing capacity;

  our expectations with respect to revenue and sales and our ability to achieve profitability resulting from increases in production volumes;

  our expectations with respect to our ability to secure raw materials in the future;

  our future business development, results of operations and financial condition; and

  competition from other manufacturers of PV products and conventional energy suppliers.

YOU SHOULD NOT PLACE UNDUE RELIANCE ON THESE FORWARD LOOKING STATEMENTS

The forward-looking statements made in this report on Form 8K relate only to events or information as of the date on which the statements are made in this report on Form 8K. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this report and the documents that we reference in this report, including documents referenced by incorporation, completely and with the understanding that our actual future results may be materially different from what we expect or hope.

Plan of Operations

Our plan of operations for the next twelve months is to:

(a)	invest approximately $300,000 of the $1,000,000 proceeds of our recent sale of shares of common stock to purchase equipment for our recently leased factory in Shanghai, China;

(b)	recruit additional person experienced in the solar of PV industry in the areas of research and development with the view to having research and development functions in twelve to eighteen months; and

(c)

establish materials purchasing and sales distribution capabilities in California, where April Zheng and Leo Shi Young are presently resident and have begun to look at the feasibility of marketing and distributing PV products in the United States.

We cannot, with certainty, say how our operations will develop over the next twelve months. Our operational development is dependent on a number of factors, including the availability of working capital, personnel, the development of sales contracts (if any) and the development of production capabilities.

Over the next twelve (12) months, we will incur the following costs, at a minimum:

(a)	Personnel costs in Shanghai, China and the United States:	$160,000
(b)	Production development / factory leasing costs:	$175,000
(c)	General and administrative expenses:	$100,000
(d)	PV production and manufacturing equipment:	$ 40,000
(e)	Furnace and oven equipment for PV cell production:	$300,000	(1)
(f)	Professional fees and expenses, regulatory expenses:	$ 55,000
(g)	Shareholder communications:	$120,000
(h)	Travel, Miscellaneous, Unallocated	$ 50,000

Total:		$1,000,000

(1)	this expense has been incurred.

          The $1,000,000 total above represents the Company’s approximate working capital position as of May 15, 2006. The Company believes that it has adequate working capital but will require additional working capital, through equity sales or other financing means, if it is to successfully commence production of PV products.

          The Company has not commenced solar cell manufacturing operations nor earned revenue as of the date hereof, and is considered a development stage company. The Company, in order to fund its planned operations, will require significant additional funding, in addition to the funds raised under private placement offerings completed by the Company.

          Management believes that with successful completion of its $1,000,000 private placements offerings, the Company now has sufficient capital to meet its obligations during the remainder of the current fiscal year.

          The Company expects that it will require additional funding for anticipated costs of developing its business subsequent to 2006. We anticipate that the additional funding will be in the form of equity financing from the sale of our common stock. However, we cannot provide any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund our projects, and other working capital requirements.

Security Ownership of Certain Beneficial Owners and Management

          Unless provided for otherwise, the address for each of the beneficial owners named below is the Company’s business address.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
Mr. Leo Shi Young (1) 814 Lakeshore Drive Redwood City CA 94025	36,000,000 (1)	49.52% (1)
Mr. Frank Fang Xie (2) No. 63-603, Line 710 Din Xi Road Shanghai PR China 200052	1,500,000 (2)	2.04% (2)
All officers and directors as a group	37,500,000	73,700,012

(1)

Mr. Young has the right and option to purchase a total of 36,000,000 shares at a total cost of $3,600 from Jean Blanchard, the former President of the Company. To date, he has not exercised that option;

(2)	Mr. Xie has the right and option to purchase a total of 1,500,000 shares at a total cost of $150 from Jean Blanchard, the former President of the Company. To date, he has not exercised that option.

Directors and Executive Officers

Directors:

MR. LEO SHI YOUNG, President & CEO

Prior to becoming President and CEO of Solar EnerTech, he was the founder and CEO of InfoTech Essentials Inc., an energy-saving technology company in China from 2001 to 2006. Mr. Young was a senior member of the California trade delegation to China in 2005, headed by Governor Arnold Schwarzenegger, and currently serves as an organizing committee member of China's National Renewable Energy Forum. Mr. Young holds an MBA from Fordham University, New York (2005); an MA from the School of the Art Institute of Chicago (1985); and a BA from Tsinghua University of Beijing (1982).

MR. SHI JIAN YIN, Vice President, COO

Prior to joining Solar EnerTech in May of 2006, Mr. Yin was the founder and General Manager of Shanghai TopSolar Inc. Mr. Yin's business track record includes management positions at Shanghai Jiaotong University Gofly Group Co., Ltd., Shanghai Fenghuang Co., Ltd., Beijing Green Environment Technology Co., Ltd., plus a number of senior positions at Shanghai Fenghuang Co., Ltd. Mr. Yin has been awarded two Science and Technology Awards by the Chinese government for his research accomplishments. Mr. Yin earned his MBA (1992) and BA (1988) from Shanghai University of Communications, majoring in Engineering and Material science.

PROFESSOR ZHONG QUAN MA , CTO

Professor Ma is a specialist in semiconductor thin film materials physics and solid state physics. Prior to joining Solar EnerTech, Professor Ma held a number of research and academic positions, including Professor of microelectronics and condensed matter physics at Shanghai University for the previous five years, and positions at the University of Illinois at Urbana Champaign (UIUC), Xinjiang University, Japan Atomic Energy Research Institute (JAERI), and Xinjiang Institute of Physics at the Chinese Academy of Science. Professor Ma earned a Ph.D. in materials physics from Tsinghua University (2001), a Master's degree (1988) in condensed matter physics from Institute of Physics of Academia Sinica, and a Bachelor's degree in physics from Xinjiang University (1982).

MS. APRIL ZHONG , Senior Vice President

Ms. Zhong is one of the co-founders of InfoTech Essentials, Inc., the Company which Leo Shi Young co-founded and has served as that company's marketing VP since 2001. Ms. Zhong will be heading Solar EnerTech's office of Supply, Sales and Logistics Division in the US as it develops. Ms. Zhong earned an MBA (1998) from the School of Business Administration, Boston University, Massachusetts, majoring in Strategic Marketing Management and Entrepreneurship; and earned an MS (1994) from Northeastern University, Boston, Massachusetts, majoring in Molecular Biotechnology.

MR. FRANK FANG XIE, Director

Mr. Xie has worked for NewMargin Ventures as junior partner for the past two years, where he focused on alternative energy and environmental protection sector investments. Shanghai-based NewMargin is one of the most active venture capital firms in the country, managing committed capital in excess of $100 million. Prior to NewMargin, Mr. Xie was an executive Vice President of Uni-quantum Financial Advisory, and served as a senior associate of the corporate finance department of Bank of China International. Mr. Xie obtained his Masters degree in Management Science and a Bachelors degree in Electrical Engineering at Shanghai Jiaotong University.

MR. YUHONG ZHANG , Director of Solar Energy Productions

Before joining Solar EnerTech, Ms. Zhang served as Associate CTO at Shanghai TopSolar in charge of production and operations. Prior to that, Ms. Zhang was employed by the Solar Energy Branch for China's space programs. Ms. Zhang earned a MS degree from Shanghai University of Communications (2004) and a BS from Harbin University of Engineering (2000).

MR. JIANHONG WANG , Director of Raw Material Purchasing

Mr. Wang majored in electromechanical controlling and testing and earned his Bachelor from Nangjing University of Science and Technology (1997), and is currently working towards his MBA degree at East China University of Science and Technology.

MR. JIANRONG PENG, General Manager of Solar Production Plant

Mr. Peng has more than two decades of experience in management and human resources at a variety of solar cell production companies. Positions include Operations Department Manager and Factory Director of Shanghai Topsolar Co. for the previous five years before joining Infotech Essentials Inc. and management positions at companies including Shanghai Fenghuang, Co. and Shanghai No. 3 Bicycle Factory. Mr. Peng earned his MBA Degree from Shanghai East Asia College / Macao International Open University in 2000.

MR. GUOLIANG XIE , General Manager of Productions

Prior to joining Solar EnerTech, Mr. Xie was the Manager of the Purchasing Department of Shanghai Topsolar, where he specialized in the market situation of solar energy products and accessories. Mr. Xie also held positions at Shanghai Jiao Da Nan Yang Co., and Shanghai Fenghuang Co. Mr.Xie earned his Bachelor's degree at Shanghai Institute of Mechanics (1991).

Committees of the Board Of Directors

          The Company currently does not have an audit committee, compensation committee, or nominating committee, primarily since the Company previously did not have any significant operations.

Audit Committee Financial Expert

           The board of directors of the Company currently has not determined whether the Company has audit committee financial expert, primarily since the Company previously did not have any significant operations.

Executive Compensation

          The following table summarizes the annual compensation paid to the Company’s Chief Executive Officer and President for the year ended 2005. The funds paid for the year 2006 to date for the Company’s new Chief Executive Officer are also presented although that financial year has not ended.

Name and Position	Year	Annual Comp Salary	Long-Term Compensation Awards—Securities Underlying Stock Options
Jean Blanchard (2) Director, President and CEO	2005 2006 (to date)	0 0	0
Leo Shi Young (1) Director, President and CEO	2005 2006	0 $9,000 (3)	0 0

(1)	Appointed March 3, 2006;
(2)	Resigned March 3, 2006;
(3)	Represents three (3) months of employment at a monthly salary of $3,000.

Equity Compensation

The Company does not presently have an equity compensation plan (registered or unregistered). The Company may, at some point, adopt an equity compensation plan and may choose to register shares of common stock issued under it.

Director Compensation

          The Company currently does not pay compensation to the Company’s directors, however the Company is currently evaluating possible compensation arrangements for its directors.

Certain Relationships and Related Transactions

          The Company has a management agreement with Leo Shi Young dated effective March 1, 2006 (although executed after that date) which provides for Mr. Young to receive a salary of $3,000 per month for providing management services to the Company.

Description of Securities

          The information provided in our Amendment No. 7 to Registration Statement on Form SB-2 (Filed May 5, 2005) under “Description of Securities” is incorporated herein by reference. As of May 15, 2006, there were 73,700,012 shares of Company Common Stock issued and outstanding including the 1,000,000 shares of common stock issued in the preceding week pursuant to a Regulation S offering of securities (see “Recent Sales of Unregistered Securities”).

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Market Information

          Our shares of common stock did not trade on the OTC Bulletin Board before March 10, 2006 and the Company’s securities currently trade under the symbol “SOEN” The high and the low bid prices for our shares, as reported by the OTC Bulletin Board were:

QUARTER	HIGH ($)	LOW ($)
Quarter ending March 31, 2006	$1.00	$0.72
Quarter beginning April 1, 2006 and ending June 30, 2006 (1)	$1.54	$0.72

(1) this quarter has not been completed but is presented because of the short trading history of the Company’s securities and the change from the first quarter presented. Readers are cautioned that trading in the Company’s securities to date has been volatile and the Company’s short trading history makes it advisable that they review updated share price information as it becomes available.

Dividends

          We have neither declared nor paid any cash dividends on our capital stock and do not anticipate paying cash dividends in the foreseeable future. Our current policy is to retain any earnings in order to finance the expansion of our operations. Our board of directors will determine future declaration and payment of dividends, if any, in light of the then-current conditions they deem relevant and in accordance with applicable corporate law.

Recent Sales of Unregistered Securities

          On or about May 12, 2006, the Company engaged in the sale of a total of $1,000,000 shares of its common stock to two non-US resident persons who, it is the Company’s understanding, are accredited investors as defined under Rule 501 promulgated under the Securities Act of 1933. The sale was made pursuant to the exemption from registration made available by Regulation S. The Company did not engage in any public advertising or general solicitation in connection with the issuance of these shares of Company Common Stock. The shares sold were accompanied by a total of 1,000,000 share purchase warrants, exercisable for a period of one year, at an exercise price of $1.60 per share.

Indemnification of Directors and Officers

          The information provided in our Amendment No. 7 to Registration Statement on Form SB-2 (Filed on May 5, 2005) under Part II, Item 24 is incorporated herein by reference.

          In accordance with General Instruction B.2 of Form 8-K, the information in this report shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing.

Item 3.02. Unregistered Sales of Equity Securities

          To the extent applicable, the information provided under Item 2.01 above is incorporated herein by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

          On March 3, 2006, Jean Blanchard, a director of the Company, resigned from the Company’s board of directors.

          On March 3, 2006, Melissa Blanchard, a director of the Company, resigned from the Company’s board of directors.

          They were replaced by Frank Fang Xie and Leo Shi Young as directors of the Company.

          On March 3, 2006, Jean Blanchard resigned all of her officer positions with the Company, including President and Chief Executive Officer.

          She was replaced by Leo Shi Young as President and Chief Executive Officer of the Company.

          On March 3, 2006, Melissa Blanchard resigned as Secretary and Treasurer of the Company.

          She was replaced by Mr. Frank Fang Xie as Secretary and Treasurer of the Company.

          To the extent applicable, the information provided in Item 2.01 above is incorporated herein by reference.

Item 5.06. Change in Shell Company Status

          To the extent applicable, the information provided under Item 2.01 above is incorporated herein by reference.

          The Company is electing to file this report on Form 8-K to describe its business operations in the solar business to date and provide some basic information about the solar business to shareholders, to caution them about the risks inherent in the Company’s new solar business and to summarize some of the Company’s progress to date.

          This report on Form 8-K contains much of the information which would be included in a registration statement on Form 10-KSB although he Company still has assets (comprised of video equipment related to its former business relating to residential security alarms) and is not certain whether or not it has been at any time a “shell company” within the meaning of SEC Release Nos. 33-8587, 34-5028 and is thus subject to the requirement to file a report on Form 8-K with substantially similar disclosure to that which would be contained in a Form 10-KSB. At this time, it has those assets (which it also had when it filed its registration statement on Form SB2) and the proceeds of its recent sale of unregistered securities (See “Recent Sales of Unregistered Securities” below) but these proceeds are still cash assets.

Item 9.01. Financial Statements and Exhibits.

Not Applicable.

The Company is in the process of filing its report on Form 10QSB on EDGAR and will complete this filing on or before May 15, 2006.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2006	SOLAR ENERTECH CORP.

	By:	/s/ Leo Shi Young
Leo Shi Young
President